Exhibit 10.2

                                             Memorandum of Terms Delivery No: 01
                                          Memorandum of Terms Identification No:
                                                             MOT 530362-102 LBTG




                           [LIBERTY COAL ENERGY LOGO]

                      This Confidential Memorandum of Terms
                             Ref #: 530362-102 LBTG

                               Is being issued by:
                             Mr. Robert Malasek, CFO
                         Liberty Coal Energy ("Company")
                      99 18th Street, Suite 3000, Denver CO
                             Denver, Colorado 80202
                              Phone: 1-760-448-1146
                      Website: http://www.libertycoal.com/
                              Public Market: OTCBB
                                  Symbol: LBTG
                               Cusip#: 530362-102

                                       To:
                          Investors listed in Exhibit A
                                 Issuance Date:
                                 August 17, 2012

This is an all or none offer to sell securities of Liberty Coal Energy ("Company") to those Investor(s) executing copies of this Memorandum of Terms (the "MOT"). Should the full offer not be committed to within 7 business days of the Company execution date, this MOT will be null and void. This Memorandum of Terms is conditional on obtaining appropriate legal opinions and signing of completed offering documents ("Closing Documents" as also described in Section II.2). This document will be followed by appropriate offering documents and other agreements between the parties should this full sales offer be executed in its entirety.

THE OFFER AND SALE OF THE COMMON SHARES AND WARRANTS ("UNITS") DESCRIBED HEREIN ARE NOT BEING ISSUED UNDER A REGISTRATION THROUGH THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THROUGH REGISTRATION WITH ANY STATE'S SECURITIES ACTS, BUT ARE BEING ISSUED IN RELIANCE UPON AVAILABLE EXEMPTIONS FROM SUCH ACTS' REGISTRATION REQUIREMENTS. UNITS PURCHASED HEREUNDER MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON SALE, TRANSFER, HYPOTHECATION OR OTHERWISE. THESE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NO SUCH COMMISSION HAS PASSED UPON OR ENDORSED THE MERITS OF THESE UNITS OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. CHANGES IN INFORMATION OCCURRING AFTER THE DATE OF THIS MEMORANDUM ARE NOT NECESSARILY REFLECTED HEREIN. PURCHASE OF THESE UNITS INVOLVES A HIGH DEGREE OF RISK.

US NOTICE: Any dissemination of these possible terms to the general public, distribution within the borders of the United States of America, distribution to United States citizens abroad, or to other funding or investment sources could void any exemptions for Private Placement status under US Securities Law. The Company and Investor(s) agree that no public announcements or dissemination of any information to any source other than the Company, the Advisor, the Intermediary or the Investor(s) without an opinion from legal counsel attesting that such announcement or dissemination will not void the private placement exemption or violate Regulation D, Section 4(2) or Section 5 of the Securities Acts of the U.S..

SECTION I. INVESTMENT ASSUMPTION & DEFINITIONS
1. INVESTMENT ASSUMPTIONS:
Company:                            Liberty Coal Energy
Anticipated Closing Date:           To be determined.
Current Capital Structure:          (See Exhibit B)
Pre-Money Valuation:                $13,137,963
Share Consolidation Necessary:      (15-1) See Business Milestones

ADDITIONAL ASSUMPTIONS:

1. If any consolidation or split of shares is contemplated by this Agreement, the terms, prices and amounts listed in Sections II through V are to be considered post share adjustment.
2. Class of Security and Series of Security shall be defined in terms of their Share Attributes, and unless specified as a Series of a Class of Share, shall encompass the whole Class of Securities.
3. Ownership percentages, save for the final Share structure, are calculated on the issued and outstanding at the time of calculation and not on a fully diluted basis. The Final Share structure is calculated on the fully diluted basis.

2. DEFINITIONS:
BREAKOUT: That separation of cash transfer from the Cash Account to the Working Account following attainment of all requirements for such Breakout.

CASH ACCOUNT: That account with the Intermediary in the name of the Company which Investor(s) cash was delivered and such cash distribution to the Working Account is managed by the Intermediary.

CLOSE: That statement by the Intermediary which formally puts the investment into effect following: receipt by Intermediary of all Investor(s) cash, all Company shares to be purchased (Fully registered or with an exchange agreement) and all signatures on all documents required to prove full agreement to the terms of the investment.

CORPORATE UNDERTAKING: That letter to the Intermediary stating that the Company has delivered all necessary documents and taken all necessary corporate actions and requesting that the Intermediary close the transaction.

INTERMEDIARY: That institution responsible for closing, managing and monitoring the Cash Breakouts and the Use Of Proceeds ("UOP") through the Account Management Agreement ("AMA").

INVESTOR(S): Refers to any and all purchasers of this offering.

OFFERING DOCUMENTS: The Unit Subscription Agreement ("USA"), detailing the sale of securities, the Account Management Agreement ("AMA") and any additional agreements necessary to complete the transaction. The AMA details the instructions for the Intermediary to manage the distribution of assets and monitor the milestones and requirements.

UNIT: That combination of Common Shares and Warrants to purchase additional Common Shares which encompass the securities of the transaction.

USE OF PROCEEDS: That capital inflow and outflow which includes the utilization of the capital from this offering to create valuation.

WORKOUT: That period where each Breakout is delivered from the Company Cash Account to the Company Working Account. Workouts assess deliverable Breakout Cash as per Market metrics as described in Section II.6. The Intermediary will monitor and account for those requirements necessary to calculate the release amounts during each Workout. A Workout is a maximum 30 calendar day, minimum 20 day market trading period.

WORKING ACCOUNT: That domestic unrestricted account designated by the Company for cash to be distributed for use by the Company following attainment of Breakout, Workout and Business Milestone requirements.

WORKOUT PERIOD: A Workout Period is a maximum of 30 days. If the Workout is not fully delivered during the current Breakout Period, additional Workout Periods, each of 30 days, would be employed. A Workout Period may be as short as 1 trading day.

SECTION II. INVESTMENT
1. OFFER TERMS:
This is an "All or None" offer to sell securities through a private placement of capital into Units of Common Shares and Warrants for Common Shares of the Company. This Private Placement will rely upon the US Securities Act of 1933 Sections 3(b) or 4(2) for its structure and on Regulation D for its exemption from registration. An S-1 registration or registrations to register the shares of this offering would be required. Investor(s) will purchase that number of "Units" of securities as detailed in their signature block. Each Unit shall be comprised of that number of Common Shares and Warrants as described in Figure 1:

Figure 1. (Unit Structure)

               OFFERING TOTAL                                                                            UNIT
-----------------------------------------------------------------------                            ---------------
UNITS                           TOTAL UNIT PURCHASE                                                PRICE PER. UNIT
-----                           -------------------                                                ---------------
1000                               $ 9,196,500.00                                                   $ 9,196.50

         TOTAL COMMON SHARES    DILUTION EQUITY %    COMMON AVG. PRICE
         -------------------    -----------------    -----------------
              237,732,600            44.30%               $ 0.04

NUMBER OF INVESTORS       TOTAL WARRANTS       TOTAL WARRANT EXERCISE      AVG. WARRANT PRICE    COMMON SHARES PER UNIT
-------------------       --------------       ----------------------      ------------------    ----------------------
     10                    250,095,421            $ 18,393,000.00               $ 0.11                  237,733

COMMON TO REGISTER(1)       BREAKOUTS              FULL DILUTION %(2)                              WARRANTS PER UNIT(3)
---------------------       ---------              ------------------                              ------------------
   77,263,714                  36                       61.05%                                            250,095

Notes:

1. Assumes current outstanding common, common for first 6 Breakouts and VAM for first 2 quarters. Discussion with counsel is advised.
2. Includes all equity and warrants and assumes no sales of shares by Investors.
3. Warrants carry rights to purchase that number of registered common shares as the Warrant Certificate shows in warrant rights. Each Unit carries the rights to purchase that amount of registered common shares in those amounts and at those prices as specified in Section III Figure 8, Column 2 and 3.

2. CLOSING DOCUMENTS:
Prior to funds deposit, the Due Diligence and Closing Agenda items must be completed ("Closing Agenda" shall be completed following full commitment of this Memorandum of Terms.). The Closing Agenda may include the following items, but may include additional items as Investor(s) or Company counsel calls for:

OFFERING DOCUMENTS (USA, AMA, CAA AND ANY OTHER NECESSARY DOCUMENTS) ACCOUNT DOCUMENTATION
OFFICIAL CORPORATE RESOLUTIONS
CORPORATE UNDERTAKING
COMPLIANCE ATTORNEY UNDERTAKING
ATTORNEY OPINION ON CORPORATE ACCEPTANCE AND UNDERTAKING
COPIES OF SHARE CERTIFICATES AND OPINION LETTERS

3. INVESTMENT CLOSE:
Investor(s) cash will be placed into an account with an Intermediary of Investor(s) choosing. The Company will deposit the Units of Common Shares and Warrants in certificate form with the Intermediary. Once all closing items have been executed and are in place, the Intermediary will transfer the Investors cash to the account of the Company with the Intermediary, (the "Cash Account"), and will deposit the share certificates in each Investor(s) account (the "Close").

4. REGISTRATION:
Following Close, the Company will perform a shareholder Registration of that number of Preferred and the accompanying underlying shares as described in Figure 1 "Common to Register", see note 1, to cover at a minimum, the first 12 Breakouts, no later than the time frame requested in Section IV.10 under Item "Registration". Additional Registrations to cover the remaining underlying common will later be filed to provide continuity to the Breakout Schedule found in II.5 below.

5. CASH BREAKOUTS:
Once those requirements detailed in this Section II.2-4 have been accomplished, apportioned "Breakouts" of cash from the Cash Account would be made to the Company's Working Account according to the Breakout requirements as described in
Section II.5-8. These Breakouts of cash are divided according to the Use of Proceeds (UOP). The total offering is divided into 36 Breakouts of Cash as described in Figure 2. Breakouts must always be delivered in numerical order.

Figure 2. (Breakout Detail)

                            OFFERING BREAKOUT DETAIL

Breakout #   Break out Amount   Common Shares    Cash Holdback    Acct Fee Monthly   Acct Fee Annual   Cash to Company
----------   ----------------   -------------    -------------    ----------------   ---------------   ---------------
     1         $ 255,375         17,025,000         $ 5,000            $ 125             $ 250            $ 250,000
     2         $ 255,375         15,906,400         $ 5,000            $ 125             $ 250            $ 250,000
     3         $ 255,375         14,862,100         $ 5,000            $ 125             $ 250            $ 250,000
     4         $ 255,375         13,886,900         $ 5,000            $ 125             $ 250            $ 250,000
     5         $ 255,375         12,976,400         $ 5,000            $ 125             $ 250            $ 250,000
     6         $ 255,375         12,126,100         $ 5,000            $ 125             $ 250            $ 250,000
     7         $ 255,375         11,332,100         $ 5,000            $ 125             $ 250            $ 250,000
     8         $ 255,375         10,590,600         $ 5,000            $ 125             $ 250            $ 250,000
     9         $ 255,375          9,898,000         $ 5,000            $ 125             $ 250            $ 250,000
    10         $ 255,375          9,251,200         $ 5,000            $ 125             $ 250            $ 250,000
    11         $ 255,375          8,647,000         $ 5,000            $ 125             $ 250            $ 250,000
    12         $ 255,375          8,082,600         $ 5,000            $ 125             $ 250            $ 250,000
    13         $ 255,375          7,559,000         $ 5,000            $ 125             $ 250            $ 250,000
    14         $ 255,375          7,066,300         $ 5,000            $ 125             $ 250            $ 250,000
    15         $ 255,375          6,605,900         $ 5,000            $ 125             $ 250            $ 250,000
    16         $ 255,375          6,175,700         $ 5,000            $ 125             $ 250            $ 250,000
    17         $ 255,375          5,773,900         $ 5,000            $ 125             $ 250            $ 250,000
    18         $ 255,375          5,398,300         $ 5,000            $ 125             $ 250            $ 250,000
    19         $ 255,375          5,047,400         $ 5,000            $ 125             $ 250            $ 250,000
    20         $ 255,375          4,719,500         $ 5,000            $ 125             $ 250            $ 250,000
    21         $ 255,375          4,413,100         $ 5,000            $ 125             $ 250            $ 250,000
    22         $ 255,375          4,126,700         $ 5,000            $ 125             $ 250            $ 250,000
    23         $ 255,375          3,859,100         $ 5,000            $ 125             $ 250            $ 250,000
    24         $ 255,375          3,608,900         $ 5,000            $ 125             $ 250            $ 250,000
    25         $ 255,375          3,375,100         $ 5,000            $ 125             $ 250            $ 250,000
    26         $ 255,375          3,156,500         $ 5,000            $ 125             $ 250            $ 250,000
    27         $ 255,375          2,952,200         $ 5,000            $ 125             $ 250            $ 250,000
    28         $ 255,375          2,761,300         $ 5,000            $ 125             $ 250            $ 250,000
    29         $ 255,375          2,582,700         $ 5,000            $ 125             $ 250            $ 250,000
    30         $ 255,375          2,415,800         $ 5,000            $ 125             $ 250            $ 250,000
    31         $ 255,375          2,259,800         $ 5,000            $ 125             $ 250            $ 250,000
    32         $ 255,375          2,113,900         $ 5,000            $ 125             $ 250            $ 250,000
    33         $ 255,375          1,977,500         $ 5,000            $ 125             $ 250            $ 250,000
    34         $ 255,375          1,849,900         $ 5,000            $ 125             $ 250            $ 250,000
    35         $ 255,375          1,730,600         $ 5,000            $ 125             $ 250            $ 250,000
    36         $ 255,375          1,619,100         $ 5,000            $ 125             $ 250            $ 250,000
             -----------        -----------       ---------          -------           -------          -----------
   TOTAL     $ 9,193,500        237,732,600       $ 180,000          $ 4,500           $ 9,000          $ 9,000,000
             ===========        ===========       =========          =======           =======          ===========

In order for a Breakout period to commence, freely traded Common Shares must be on deposit with the Intermediary. Breakout Accounting will commence once deposit and clearance of the underlying free trading common shares into electronic street form is verified by the Intermediary. These actions may require additional paperwork from the Company and opinions from the Company's attorney's.

(ALL INVESTED AMOUNTS WOULD BE SUBJECT TO DEDUCTIONS OF ACCOUNT MANAGEMENT AND INVESTOR(S) EXPENSES (INCLUDING LEGAL, ACCOUNTING, ACCOUNT MANAGEMENT, WIRE, TRANSFER AND BANK FEES) AND PAYMENTS PRIOR TO TRANSFER FROM THE COMPANY'S CAPITAL ACCOUNT TO THEIR WORKING FUNDS ACCOUNT. ANY TRANSFERS OF CAPITAL WOULD HAVE WIRE AND OR CHECK COSTS AND FEES DEDUCTED FROM THEM. THESE TRANSFER FEES MAY VARY DEPENDING ON THE SIZE AND DESTINATION OF THE TRANSFER.)

6. BREAKOUT MARKET METRIC REQUIREMENTS:
Volume of sales at or above the Minimum Bid Price will release cash from the account. Figure 3 lists each Breakouts Minimum Bid Price and the Release Volume, (the total volume at or above the Minimum Bid Price necessary to release 100% of the Breakout), which Breakout cash amounts were previously shown in Figure 2.

Figure 3. (Market Metric Requirements)

                                 MARKET METRICS

Breakout #    Bid Price Minimum     Release Volume     Breakout #    Bid Price Minimum    Release Volume
----------    -----------------     --------------     ----------    -----------------    --------------
    1              $ 0.0300           113,500,000          19             $ 0.0932          33,649,333
    2              $ 0.0320           106,042,667          20             $ 0.0993          31,463,333
    3              $ 0.0340            99,080,667          21             $ 0.1057          29,420,667
    4              $ 0.0362           925,879,333         222             $ 0.1126          27,511,333
    5              $ 0.0386            86,509,333          23             $ 0.1199          25,727,333
    6              $ 0.0411            80,840,667          24             $ 0.1277          24,059,333
    7              $ 0.0438            75,547,333          25             $ 0.1360          22,500,667
    8              $ 0.0466            70,604,000          26             $ 0.1448          21,043,333
    9              $ 0.0496            65,986,667          27             $ 0.1542          19,681,333
    10             $ 0.0529            61,674,667          28             $ 0.1643          18,408,667
    11             $ 0.0563            57,656,667          29             $ 0.1749          17,218,000
    12             $ 0.0600            53,884,000          30             $ 0.1863          16,105,333
    13             $ 0.0639            50,393,333          31             $ 0.1984          15,065,333
    14             $ 0.0680            47,108,667          32             $ 0.2113          14,092,667
    15             $ 0.0724            44,039,333          33             $ 0.2255          13,183,333
    16             $ 0.0775            41,171,333          34             $ 0.2397          12,332,667
    17             $ 0.0822            38,492,667          35             $ 0.2553          11,537,333
    18             $ 0.0875            35,988,667          36             $ 0.2719          10,794,000

7. BREAKOUT WORKOUT PROVISION:
Each Breakout may be divided up into 1 or more Workouts to divide the accounting periods into 30 calendar day, (Minimum 20 trading day), periods. Breakouts of cash will be Worked Out, (the "Workout"), of the Cash Account as price and volume meeting or exceeding the market metrics found in Figure 3 occur. Should the price or volume be lacking so as not to deliver the full Breakout of cash, the Breakout may utilize as many Workout periods as is necessary to fully deliver the Breakout Cash Amount. Each Workout will begin as soon as the previous Workout schedule is exhausted.

Should a Workout fully account for full delivery of the Breakout Cash Amount prior to the maximum calendar or trading days, the next Breakout would start the following trading day provided that all items necessary to start such Breakout as described in Section II.2-4, Section II.10-11 and any items called for in the Closing Documents, have previously been completed.

Breakout Cash Workout metrics will be accounted as follows:

        Accountable Volume = Total Trading Volume above Minimum Bid Price
              Accountable Volume X 15% = Available Uncovered Shares
      Available Uncovered Shares / Breakout Common Shares = Share Release %
          Share Release % X Breakout Cash Amount = Workout Release Cash

So if given the following theoretical parameters the release for a theoretical Workout Period would be as follows:

Figure 4. (Theoretical Workout for Breakout 1)

                               THEORETICAL WORKOUT

               Breakout                        Theoretical          Available                             Workout
Breakout #   Cash Amount   Common Shares    Accountable Volume   Uncovered Shares    Share Release %    Cash Release
----------   -----------   -------------    ------------------   ----------------    ---------------    ------------
    1         $ 255,375      17,025,000        56,750,000           8,512,500            50.00%          $127,687.50

8. BREAKOUT PRICE WORKOUT:
PRICE WORKOUT FOR BID PRICING GREATER THAN BREAKOUT MINIMUM BID PRICE
In the event the Average Bid Price for the 30 day Workout Period, defined as where the cumulative bid prices averaged daily, is greater than 130% of the Breakout Minimum Bid Price metric, as described in Section II.6 Figure 3, the Average Bid Price will adjust the Breakout Common Share volume metric requirement as follows:

Breakout (Workout) Cash Amount / Avg. Bid Price = Breakout Common Shares

This Breakout Common Share metric adjustment does not impact the actual shares purchased by the Investor(s) for that Breakout, which will remain at their original amount as described in Section II.5 Figure 2.

PRICE WORKOUT FOR PRICING LESS THAN BREAKOUT MINIMUM BID PRICE
A pool of additional shares would be deposited with the Intermediary to be held for use as the Pricing Workout Pool, (the "PWP"). The PWP would provide additional shares to make up additional shares necessary in the event pricing does not meet the expected levels. The existence of the PWP will allow the offering to go ahead in a smooth and timely manner.

PWP DRAW STEPS
1. Company determines pricing for the Breakout
2. Advisor redrafts Breakout structure utilizing the new Breakout Bid Price
3. Amendment to the Original USA and AMA signed by all parties
4. Amendment delivered to Intermediary to adjust current instructions

PWP CAVEATS
1. No Investor from this offering shall control more than 9.9% of the company common shares at any given time
2. PWP Shares to be held in the Intermediaries name in Certificate form until drawn
3. Neither Investors nor Intermediary shall vote PWP shares until drawn
4. PWP shall in no event be larger than 30% of the total offering share amount
5. PWP shares are added to the end of the offering timeline, current Breakout shares will be drawn first from:
    a. Registered Shares
    b. 144 Eligible Shares
6. Should the PWP be drawn in the last 6 Breakouts, a registration must be completed to provide free trading shares

The PWP will be funded for the amount of shares described in Figure 5:

Figure 5. (Pricing Workout Pool)

PWP Preferred            PWP Common
-------------            ----------
  71,319,780             71,319,780

9. CASH FLOW WATERFALL DURING WORKOUT:
Capital to Company during the Workout period must be spent in the following order:
I.   EXPENSES, FEES AND CASH HOLDBACK PAYABLE
II.  PUBLIC AND INVESTOR RELATIONS AS DESCRIBED IN THE USE OF PROCEEDS
III. DEBT SERVICE
IV.  USE OF PROCEEDS

10. ADDITIONAL TERMS:
The company will be in compliance with the following terms prior to and during all Breakouts and through the period of warrant exercise. If such terms are out of compliance, the company agrees it will not have access to the funds in their account until the compliance issue is remedied or a workaround is mutually agreed to with the Investor(s).

i. Anti share consolidation provision whereby the company agrees not to consolidate its issued preferred or common shares without the agreement of the Investor(s) in this offering for a period of 48 months or 12 months following the complete exercise of the warrants whichever is the longer time period.

ii. Corporate compliance with applicable jurisdictional regulations.

(Section II.10 Continued)
iii. The Company agrees to provide and maintain full corporate authority evidenced by:
     a. Certificate of Good Standing or Proof of Corporate Compliance with State authority.
     b. Corporate Undertaking secured by a Corporate Resolution authorizing the issuance of the shares and acceptance of the offering documents. Such resolution must be suitable to the Intermediary for purposes of share deposit.
     c. Proper filings of Corporate Capital Structure alterations such as 14C securities filings, state filings and shareholder votes if required by state regulations or corporate bylaws.

iv. Company will file and maintain fully reported financials to the proper regulatory agency so as to maintain fully reporting status with the exchange or regulatory authority they are subject to during all Breakout periods and until all Warrants are exercised or expired.

v. Company will at all times be publicly traded on an exchange acceptable to the investor(s), or will upgrade to such exchange as required. Minimum exchange requirements are the US Over the Counter Market by the 13th Breakout.

vi. The Company agrees not to perform any sale, merger or spin-off of more than 5% of the underlying assets (Including Intellectual Property) or revenue base for a period of 1 year following completion of full capital delivery by the Intermediary unless prior written approval has been obtained from the investors.

vii. The Company will be restricted from performing any equity or debt offerings which have, or would have, a negative effect on the valuation of the underlying shares without the approval of the Investor(s). Any offering, investment or loan, will be cleared with Investor(s) prior to acceptance. Catwalk Capital, LLC (the Investor(s) "Advisor") will be the arbiter of the impact of any equity offering. As such, the Company must inform and communicate with the Advisor the terms, conditions and covenants of any such offering and await acceptance of terms individually by the Investor(s). Acceptance will not be unreasonably withheld, but the offering must operate in the best interests of shareholder value creation.

viii. The management team of the Company will be issued a Value Added Model ("VAM") as shown in Figure 6. The VAM will bonus shares on a quarterly basis for performance of corporate valuation. Each series of VAM must be preceded by the fulfillment (Delivery or exercise) of either the completed Breakout or Warrant Series exercise for that VAM disbursement period as detailed in Figure 6. Such bonus pool will be divided as the Company sees fit, but a complete plan will be approved by the Investor(s), and reported to the market. Bonus amounts will be paid quarterly as follows:

(Section II.10.viii Continued)
Figure 6. (Value Added Model)

Value Added Model          % of Breakout Shares           100%              Warrant               Common
Nreakout Bonus Period         Pref. Shr. Amt.       Common Shr. Amt.      Series VAM            Shares 100%
---------------------         ---------------       ----------------      ----------            -----------
Breakout 1-3                     477,935               47,793,500             A-C                48,021,165
Breakout 4-6                     389,894               38,989,400             D-F                39,754,278
Breakout 7-9                     318,207               31,820,700             G-I                32,910,543
Breakout 10-12                   259,808               25,980,800             J-L                27,244,963
Breakout 13-15                   212,312               21,231,200             M-O                22,565,758
Breakout 16-18                   173,479               17,347,900             P-R                18,681,042
Breakout 19-21                   141,800               14,180,000             S-U                15,465,084
Breakout 22-24                   115,947               11,594,700             V-X                12,802,755
Breakout 25-27                    94,838                9,483,800             Y-AA               10,598,750
Breakout 28-30                    77,598                7,759,800             AB-AD               8,774,165
Breakout 31-33                    63,512                6,351,200             AE-AG               7,263,685
Breakout 34-36                    51,996                5,199,600             AH-AJ               6,013,235
                               ---------              -----------                               -----------
Total Equity VAM:              2,377,326              237,732,600         Total Warrant VAM     250,095,423

Underlying Shares and warrants of this Unit Offering will be accompanied by the following in order for Breakouts to start:

ix. The Company understands that Breakouts of capital may only occur if an accepted Registration statement or Attorney opinion letter, suitable to the Intermediaries depository and transfer groups, evidencing the free trading ability of the shares is presented to the Intermediary by the Company, and such registration proxy accompanies the Common Shares and the underlying Common Shares of the Warrants. Unless an effective Registration or an attorney opinion letter, suitable to the Intermediary and their depositories, is/are available and such status provides sufficient free trading shares to cover the complete offering, a Registration or additional Registrations of the underlying common shares shall commence immediately and must be effective prior to the start of the Breakout the underlying shares are attached to.

x.  Company  agrees to adhere to the Use of  Proceeds  schedule  as set forth in
Section IV.1 during the term of this investment (Full Cash Delivery from the account and full warrant exercise). Quarterly and annual reviews of the use of proceeds, by the corporate accountant and signed by the CFO, would be delivered to the Investor(s) through the Advisor. Any deviance from this UOP schedule must be cleared with the Investor(s), through the Advisor, prior to such deviation. Any such acceptance would be in writing and signed individually by the Investor(s).

Company agrees not use funds from this offering for any of the following items unless previously agreed to and included in the Use of Proceeds in Section IV.1 of this Terms Memorandum:

a. Leasing vehicles, aircraft or boats for senior management's or consultant's personal use
b. Legal or G&A not related to corporate operations, public company listing or those items contained in the Closing Documents or this Agreement
c. Management or shareholder loan or past due salary repayments
d. Settlement of legal liabilities
e. Severance package payment
f. Payment of license fee's, royalties or any billing which will ultimately be paid to Senior Management or Directors or their heirs, family, trusts, estates or businesses. (Unless included in the UOP)

(Section II.10 Continued)
xi. The management team of the Company will be issued 100,000 shares of super voting Class C Preferred shares. The Attributes of these shares may be found in

Exhibit D. These shares will be deposited with the Compliance Attorney for use in the event the Company defaults on its obligations in this Agreement (See
Section IV.8).

11. BUSINESS MILESTONES:
These items must be accomplished prior to closing:
     i.   Arrangement of Bridge Equity
     ii.  Creation of the Preferred C Shares, Filing of 14C with State
These items would be accomplished prior to Breakout:
(These are in addition to other compliance items listed in this document)
     i.   Bridge Equity completion
     ii.  Registration
These Items would be accomplished within the given time frames:
     i. An Investment Bank, acceptable to Investors, would be retained by the Company no later than Month 13 following Registration acceptance. The Investment Bank would provide the following:
          1.   Retail investor support
          2.   Analyst coverage support
          3.   Uplisting strategy & support
          4.   Aid in secondary offering structure
          5.   Aid in Acquisitions and or Mergers
          6.   Management acquisition, strategy & support
          7.   Deal optics improvement
          8.   Road show support
          9.   Industry research coverage and strategy
          10.  Sarbanes Oxley strategy and transparency increase

     ii. The Company will make application to a higher exchange acceptable to the Investors as soon as the common share market price allows such a listing to be obtained, but at latest by month 24. (Set according to price of valuation)
     iii. The Company will perform a consolidation of its shares of 1 share for every 10 shares no later than month 12 following Breakout start.

12. RESTRICTIONS ON CAPITAL USE:
The Company agrees not to engage in any of the following activities and will abstain from supporting, monetarily, through gift of asset, use of assets or through public message, such activities during the term of the investment (defined as having all breakouts accomplished and the expiration or exercise of all warrants) as described below:
i. Pornography or Prostitution
ii. Human Embryo Abortion or Abortive Support
iii. Child Labor (According to the United Nations-International Labor Organizations, 1976 Minimum Age Convention No.138)
iv. Support for Terrorist or Hate Groups either monetarily or by gift of resources
v. Human Trafficking
vi. Slavery
vii. Supplying of Weapons in contravention of International law
viii. To suppress, prohibit or elevate any person or group due to ethnic, religious, racial, sexual or political viewpoints or to support persons or groups in their pursuit of such suppression of other groups

13. (INTENTIONALLY OMITTED)

14. REGISTRATION EXPENSES:

All expenses  incurred in connection  with a registration  required  pursuant to
Section II.4, including (without limitation) all registration, filing, qualification, legal, accounting and any other expenses necessary to complete the Registration shall be borne by the Company. The Company shall not be required to pay any underwriters' or brokers' fees or commissions relating to the Registrable Securities, or the fees or expenses of separate counsel to the Investor(s), unless such expenses were incurred as a result of requests for data or documents by Company counsel or auditors.

SECTION III. WARRANT FUNDING

Warrants will provide the holder the right to purchase registered free trading Common Shares at the prices and amounts set forth in Figure 6.

Figure 7. (Offering Warrant Rights)

                                 WARRANT RIGHTS

  Warrant Series        Warrants Per Unit        Warrant Price      Exercise P/Unit     Total Warrants
  --------------        -----------------        -------------      ---------------     --------------
 Warrant A Shares             17025                 $ 0.0300        $    510.75           17025000
 Warrant B Shares             15986                 $ 0.0320        $    510.75           15985915
 Warrant C Shares             15010                 $ 0.0340        $    510.75           15010249
 Warrant D Shares             14094                 $ 0.0362        $    510.75           14094131
 Warrant E Shares             13234                 $ 0.0386        $    510.75           13233926
 Warrant F Shares             12426                 $ 0.0411        $    510.75           12426221
 Warrant G Shares             11668                 $ 0.0438        $    510.75           11667813
 Warrant H Shares             10956                 $ 0.0466        $    510.75           10955693
 Warrant I Shares             10287                 $ 0.0496        $    510.75           10287036
 Warrant J Shares              9659                 $ 0.0529        $    510.75            9659189
 Warrant K Shares              9070                 $ 0.0563        $    510.75            9069661
 Warrant L Shares              8516                 $ 0.0600        $    510.75            8516113
 Warrant M Shares              8000                 $ 0.0639        $    511.00            8000265
 Warrant N Shares              7512                 $ 0.0680        $    511.00            7511986
 Warrant O Shares              7054                 $ 0.0724        $    511.00            7053508
 Warrant P Shares              6623                 $ 0.0775        $    511.00            6623012
 Warrant Q Shares              6219                 $ 0.0822        $    511.00            6218790
 Warrant R Shares              5839                 $ 0.0875        $    511.00            5839240
 Warrant S Shares              5483                 $ 0.0932        $    511.00            5482854
 Warrant T Shares              5148                 $ 0.0993        $    511.00            5148220
 Warrant U Shares              4834                 $ 0.1057        $    511.00            4834009
 Warrant V Shares              4539                 $ 0.1126        $    511.00            4538976
 Warrant W Shares              4262                 $ 0.1199        $    511.00            4261949
 Warrant X Shares              4002                 $ 0.1277        $    511.00            4001830
 Warrant Y Shares              3758                 $ 0.1360        $    511.00            3757587
 Warrant Z Shares              3528                 $ 0.1448        $    511.00            3528251
Warrant AA Shares              3313                 $ 0.1542        $    511.00            3312912
Warrant AB Shares              3111                 $ 0.1643        $    511.00            3110715
Warrant AC Shares              2921                 $ 0.1749        $    511.00            2920859
Warrant AD Shares              2743                 $ 0.1863        $    511.00            2742591
Warrant AE Shares              2575                 $ 0.1984        $    511.00            2575203
Warrant AF Shares              2418                 $ 0.2113        $    511.00            2418031
Warrant AG Shares              2270                 $ 0.2255        $    511.00            2270451
Warrant AH Shares              2132                 $ 0.2397        $    511.00            2131879
Warrant AI Shares              2002                 $ 0.2553        $    511.00            2001764
Warrant AJ Shares              1880                 $ 0.2719        $    511.00            1879591
                              ------                --------        -----------          ---------
      Total                   250097                $ 0.1109        $ 18,393.00          250095421
                              ======                ========        ===========          =========

Figure 8. (Offering Warrant Cash)

                         OFFERING WARRANT CASH BREAKOUTS

  Warrant Series     Total Exercise       Cash Holdback      Acct Fee Annual   Acct Fee Monthly     Cash to Company
  --------------     --------------       -------------      ---------------   ----------------     ---------------
 Warrant A Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant B Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant C Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant D Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant E Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant F Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant G Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant H Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant I Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant J Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant K Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant L Shares      $510,750.00         $ 61,290.00          $ 250.00          $ 250.00            $ 448,960.00
 Warrant M Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant N Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant O Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant P Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant Q Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant R Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant S Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant T Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant U Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant V Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant W Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant X Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant Y Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
 Warrant Z Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AA Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AB Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AC Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AD Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AE Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AF Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AG Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AH Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AI Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
Warrant AJ Shares      $511,000.00         $ 61,290.00          $ 250.00          $ 250.00            $ 449,180.00
                    --------------       -------------         ---------         ---------          --------------
      Total         $18,393,000.00       $2,206,440.00         $9,000.00         $9,000.00          $16,167,840.00
                    ==============       =============         =========         =========          ==============

Individual Investor(s) Warrant Rights will be detailed in the USA. Underlying Common Shares of the Warrants must be free trading prior to release of capital to the Company. The Company will include the Underlying Common Shares in a registration prior to Month 24 following closing. Warrant exercise is at the discretion of the Investor(s). The Warrant exercise shall take place through the Intermediary. Upon delivery of both the underlying Common Shares, free of restrictive legend, and the Investor(s) cash, the Intermediary will administer closing and transfer of monies to the Company. Closing shall be the exchange of the monies payable to the Company, for that series of Warrant, and the Common Shares, free of restrictive legend, of the Warrant Series deliverable to the Investor(s). The full exercise instructions will be detailed in the AMA. Warrants would be available for exercise for 48 months following registration of the Warrants or 24 months following the final cash disbursement by the Intermediary whichever is longer. All Invested Amounts are subject to deductions of expenses and fees (INCLUDING LEGAL, ACCOUNTING, ACCOUNT MANAGEMENT, WIRE, TRANSFER AND BANK FEES) prior to transfer from the Cash Account to the Working Account.

SECTION IV. MANAGEMENT

1. USE OF PROCEEDS (UOP):
The Company would adhere to the Use of Proceeds set forth in the accompanying file titled "LBTG UOP (TN June 8, 2012)". The Company has agreed not to use funds from this offering for any purpose not listed in the Use of Proceeds ("UOP") without previous approval from the Investor(s). The Company understands that any such deviation from the UOP may alter the valuation metrics used to evaluate the risk of this offer. Company further agrees that any deviance from this UOP is approved in writing by the Investor(s), through the Advisor, prior to such deviation. Nothing in this document would restrict the Company from utilizing funds not included in the UOP, or received from a separate offering previously approved by the Investor(s), for purposes as the Company sees fit. The UOP may be found in Exhibit F to this document.

2. COMMUNICATIONS & CONTROL:
The Securities Sections this offering will utilize for its registration exemption, have certain requirements for offering origination, offering management, document preparation, material notices and Blue Sky administration. The Company wishes to maintain its exemption under these Sections. In order to do so, the Company and its officers, directors and employees agree not to communicate directly with the Investor(s) at any time. Any verbal communications to the Investor(s) may entail unintentional or material representations or disclosures and would therefore be avoided.

The Company understands that the Investor(s) have retained Catwalk Capital, LLC, (the "Advisor") as their Purchase Advisor to perform Due Diligence, opine on the investment opportunity and manage and monitor the investment process. All communications with Intermediary and Investor(s) shall be conducted through the Advisor. The Company may utilize the Advisors online portal in written form as representations to both the Intermediary and the Investor(s). Any discussion of items needed, document delivery or general questions would be directed to Advisor. Advisor would consult to the Investor(s) on the worth of the investment. Any additions, changes or representations which Advisor may request or suggest to Company, if acted upon by Company, would be provided in writing. Company counsel shall opine on any and all agreements. The Company requests that neither the Company nor the Investor(s) communicate verbally to the Intermediary. Any offers, alterations or communications would be presented in writing and any agreements signed by all parties before such offer, alteration or communication is considered accepted or finalized. All communications would be in writing.

3. EXPENSES AND FEES:
The Company understands that:
1. Advisor will incur expenses for the placement and management of this Investment.
2. Advisor receives no compensation for expenses incurred to place and manage this Investment from the Investors. Any Expenses incurred will be paid by the Company either through billings or through the Monthly Service Retainer.
3. Prior to signing of this Terms Memorandum, any previous expenses owing by the Company to the Advisor must be paid.
4. Following execution of this Terms Memorandum, Advisor will be authorized by Company to incur whatever expenses are customary to complete the
     Investment. Advisor will rely on the payment of the Monthly Service Retainer to recover any expenses related to the Investment.

(Section IV.3 Continued)
5. The Company represents through its Execution of this Terms Notification that it will provide Advisor with such Monthly Expense Retainer as described in Section IV.4 below. Advisor will be relying on this representation and the accompanying Expense Retainer amounts to cover its expenses related to this offering.
6. Advisor will include such expense billing amounts within the Monthly Service Retainer. Any amounts over and above the Monthly Service Retainer will be moved to any upcoming retainer payments. All expenses must be repaid prior to Breakout Start. Should the expenses incurred be in excess of the retainer(s) paid, the excess amount will be repaid by the Company out of their first Breakout of cash.

7. Company may pay the Monthly Expense Retainer by either: wire, credit card, paypal or cashiers check. Any Personal Checks will be automatically charged a 10% fee for interest due to the waiting period imposed by Advisors bank. Any checks which return Non Sufficient Funds to the Advisors account will be charged 2 times the expenses and losses incurred by Advisor in the account. Any expenses related to legal, collection or accounting charges during any collection action by Advisor against the Company will be added to the outstanding balance. Any account 60 days past due will be sent to collections and any funding may be impaired or broken up according to the Breakup Agreement. Any credit, wire or other charges will be paid by the Company and will be added to future Invoices if not already included in the current invoice.
8. Following execution of this Terms Memorandum and payment of the initial Monthly Service Retainer, Company represents to Advisor that it will continue to provide such Monthly Service Retainer as described in Section
     IV.4 below.

4. POST MEMORANDUM OF TERMS EXPENSES:
Immediately upon signing of the Memorandum of Terms, the following expenses will be necessary to securitize the binding offer:
     a.   Breakup Escrow                     $750.00
     b.   Compliance Attorney                $750.00-1,500.00
     c.   Intermediary Account Opening       $1,500.00

Following Memorandum of Terms execution, and during any time that no cash is being released from the Cash Account up to final cash release for the equity portion of the Investment, the Company will begin provide a Monthly Service Retainer to Advisor as follows:
     a.   Month 1                            $5,000.00
     b.   Additional Months                  $3,500.00

This retainer will cover the following:
     a.   Preparation of the Unit Subscription Agreement
     b.   Preparation of the Account Management Agreement
     c.   Monthly Portal Expense

The retainer will not cover the following:
     a.   Intermediary Account Setup
     b.   Breakup Fee
     c.   Breakup Fee Escrow Setup
     d.   Compliance Attorney Setup
     e.   Portal IT not pertaining to this transaction

5. POST-CLOSE EXPENSES:
(These Expenses shall be paid from cash transfers to the Company)
Cash Withholding per Breakout:               $5,000.00
Cash Withholding per Workout:                $1,000.00
Annual Account Fee (Annual):                 $3,000.00
Account Service Fee (Annual):                $3,000.00
Price Workout Pool Adjustment:               $1,500.00

Cash withholding of $5,000.00 per month will be withheld from each Workout for ongoing expenses of legal, accounting and bank/wire fees. Should a Breakout have more than 1 Workout, subsequent Workouts will each have $1,000.00 deducted.
Should Workout 1 not deliver sufficient capital to cover the $5,000.00 withholding, the Withholding will be extended to subsequent Workouts.

ADDITIONAL STANDARD EXPENSE RATES:
1.   Application Programming hourly:         $  150.00
2.   Terms Notification Initial Draft:       $  500.00
3.   Catwalk Staff Time hourly:              $  150.00
4.   Due Diligence Portal Monthly1:          $  250.00
5.   Due Diligence Portal IT hourly:         $   75.00
6.   Memorandum of Terms Initial Draft:      $  500.00
7.   Intermediary Account Opening:           $1,500.00
8.   Breakup Fee Escrow Setup:               $  750.00
9.   Compliance Attorney Setup:              $  750.00
10.  Legal Document Alteration (hourly):     $  250.00
11.  Accounting (hourly):                    $  150.00

Notes:
1. The cost of the monthly Due Diligence portal is aggregated into the Monthly Service Retainer following signing of the Memorandum of Terms.

TRAVEL EXPENSES: (If Company Requests Advisor to Travel)

1.   Daily Retainer:                         $1,500.00
2.   Daily Expense Monies:                   $  300.00
3.   Business Class Air tickets
     a.   Bellingham, WA to destination and back
     b.   No more than 2 stops
4.   Rental car at destination of SUV or luxury class car or
5.   Town car to take to destination or pick up at airport
6.   4 star or better hotel
     a.   No smoking room
     b.   Queen or better bed

6. MEMORANDUM OF TERMS BREAK UP:

The Company understands that following Memorandum of Terms signing, that it will deposit:
1. Common Shares (the "Breakup Shares") in certificate form with a stock power to allow transfer to Elco Securities, Ltd. (the "Intermediary"), 2,000,000 shares, or, $50,000 in cash, either payable in the events stated in 6.4 below.
2. Should the total shares be in excess of 999,999 shares, multiple Certificates will be issued, so that no certificate shall be comprised of more than 999,999 shares. The certificate or certificates will be comprised of restricted securities and will be accompanied by the proper documents required to have the certificate deposited in trust.
3. The certificate or certificates, will be deposited with an attorney of Advisors choosing under a Breakup Escrow Agreement.
4.   The Shares will be deliverable to Intermediary in the following events:
     a.   Company cancels the investment prior to Close, or
     b.   Company breaks the exclusivity covenant of the Memorandum of Terms, or
     c. Material discoveries are uncovered in due diligence that were not disclosed by the Company in its Portal upload, and which discoveries adversely affect the Investor(s) belief that the Company will attain its projected Financial UOP, or
     d.   The Company declares bankruptcy, or
     e. The Company becomes subject to an investigation or suit by a securities agency of a recognized government prior to the close.

5. Should the Investor(s) cancel the investment for any reason, other than those specified in #4 above, the shares will be returned to the Company.
6.   Following close, the Breakup will be returned to the Company.

7. BREAKUP FOLLOWING CLOSE:
The Company understands that:
1. Following Close, there shall be no ability for either the Company or the Investor(s) to rescind or cancel the transaction without mutual written agreement of all parties.
2. Any Breakup following Close will require a negotiated "Breakup Agreement" between the parties. The Company understands that the Investors are not investing or managing shares jointly, and as such, each Investor may agree or disagree with such settlement proposal. There will be no pre-agreed Breakup Agreement once Close occurs.
3. Should a negotiated Breakup of the transaction occur following closing, any such agreement must provide an allotment to cover costs and expenses of the Advisor.
4. The Investor(s) are under no obligation to agree to any such Breakup offer unless satisfied with the terms of such Breakup settlement.
5. The Company may not cancel or Breakup the investment by delay or refusal to provide documentation.
6. Any public dissemination or filing of documents stating that the transaction has been broken up or cancelled without a mutually agreed Breakup must be considered as a material untrue statement and would subject the Company to potential regulatory actions.
7. Any Breakup Settlement Agreement will not be considered as complete until all items necessary to complete such Agreement have been accomplished including share issuance, registration, delivery of shares to Intermediary and any other items called for in the Settlement Agreement.

8. COMPLIANCE BY COMPANY:
At close, the Company shall deposit the 100,000 super voting Class C Preferred Shares with an attorney of the Advisors choosing under an escrow and compliance agreement (the "Compliance Attorney Agreement" or the "CAA"). The escrow will be accompanied by stock powers for transfer of the super voting shares to the Advisor in the event the Compliance Attorney is forced to compel the Company to act should the following circumstances described in 8.1-2 below not be resolved and the Compliance Attorney is forced to take those actions described in 8.3 below:

The Company understands that:

1.   Should the Company be out of compliance with the following:
     a. Failure to file a Registration with the US Securities Exchange Commission ("SEC") within the given time period covering the shares described in Section II.4, or any registration that may be necessary to continue the offering contemplated herein, or;
     b. Failure to provide proper documents necessary to deposit certificates attached to this offering, or;
     c. Failure to provide legal opinions as needed for shares attached to this offering, or;
     d. Failure of the Company to communicate with the Advisor to resolve issues and maintain communications, or;
     e. Failure to maintain compliance with requirements set in the USA or AMA, or;
     f. Failure to be a going concern by the filing of a petition for bankruptcy, either voluntary or involuntary, or the ceasing of business activity, or;
     g.   Failure to meet the requirements of Section II.10-12, or;

2.   Should the Company Institute any of the following:
     a. Attempted cancellation of certificates attached to this offering to force Breakup, or;
     b.   Institution of any suits to force a Breakup, or;
     c. Filing of any documents stating that the transaction is canceled or Broken up when in fact it is not, or,
     d. Filing of any disclosure notifications or dissemination of any press release stating that there is a negotiated settlement unless and until all deliveries necessary to make such settlement effective have been made, then;

3. Immediately upon discovery of an instance of non-compliance, the Compliance Attorney shall demand the Company come into compliance within 30 days of receiving notice. During the 30 day Notice Period, the Company may communicate a plan to the Investor(s), through the Advisor with
     Notification to the Compliance Attorney, to rectify such non-Compliant situation. If the Investors have not agreed to such plan, or issued an extension to the Company, during the Notice Period, with notice to the Compliance Attorney of same, the Compliance Attorney shall:
     a.   Transfer the super voting privilege to the Advisor, who may then;
     b.   Institute a shareholder vote to:
          i.   Force compliance through shareholder directives, or:
          ii. Call for a Shareholder vote to replace the board should the board be obstructionist or if the actions of the board continue to leave the Company out of compliance, or:
          iii. Bring additional management or replace management as necessary to put a plan in place to force compliance.

(Section IV.8.3 Continued)

     c. Once compliance is reestablished, the Super Voting Shares will be transferred to the Board of Directors in percentage proportion to the number of board seats. The new holders will be required to produce additional stock powers prior to this transference to reestablish the escrow and Compliance Attorney Agreement to continue the offering.
     d. Any legal expenses in addition to the original Compliance Attorney setup will be paid by the Company.

9. EXCLUSIVITY:
Full execution of this Memorandum of Terms by the Company signifies to the Investor(s) as inducement to enter into such agreement:
1. The Company will not accept or enter into any other offers of investment which would have an adverse effect on the valuation of the underlying common shares without approval of the Advisor and the Investor(s) to the offering contemplated herein.
2. The Company will keep this and other investment documents confidential in their entirety and will not disclose either the documents or the terms thereof to any party which is not a party to this investment until such time as the offering is closed. At which time, the Company will limit its disclosure to any public filings which must be made to maintain compliance with applicable Securities regulations unless such disclosures are previously approved by the Advisor.

10. REQUESTED CLOSING TIMEFRAME:

DAY                      ITEM                             PREREQUISITE
---                      ----                             ------------
1-7      Memorandum of Terms (MT) signing            Due diligence completion
         Initial Monthly Service Retainer            MT signing
         Deposit of Breakup Fee                      Memorandum of Terms signing
7-15     Offering document creation (USA)            Breakup Fee Deposit
15-21    Account Management Agreement (AMA)          Offering document preparation
         Account opening                             to Final Versions
22-30    Closing                                     Signed Documents, Share Deposit,
                                                     Breakup Fee Deposit and
                                                     legal opinions
45-60    Registration Filing                         Close and Conversion of Breakout 1-6

11. OFFERING CONTROLS:
FUNDS MANAGEMENT
An Account Management Agreement ("AMA") will be established which will manage the pre-closing, closing and post closing administration of this offering. The Intermediary will obtain capital commitments from the Investor(s). The Company shall deliver the Unit securities to Intermediary (Common Shares and Warrant Certificates). At close, the Investors Capital will be credited to the Company's Cash Account with the Intermediary. Common Shares and Warrants would be credited to Investor(s) accounts thus closing the transaction. All invested funds would remain in the Cash Account until such time as the instructions contained in the AMA may be carried out. The Investor(s) may not request capital return following close without the agreement of the Company and a Breakup Agreement is enacted. The Company may not request to unwind or alter the transaction, following close, without a Breakup or Alteration Agreement signed by both the Company and the Investor(s). The Cash Account would be administered by the Intermediary according to the AMA. The AMA will manage the Breakout Cash Amount releases and provide Use of Proceeds oversight.

SHARE MANAGEMENT
Following the Close and the Registration covering the specific Breakout(s), and prior to each Breakout, the Intermediary will deposit the Common Shares for the upcoming Breakout electronically and await the Workout cash release, as detailed in Section II.5-8, before release of the shares to the Investor(s) Account.

SECTION V.  ACCEPTANCE OF TERMS
By issuing this Memorandum of Terms, the Company signifies that it will enter into such offer with the Investor(s). This is an offer to sell securities under these terms by the Company to the Investor(s).

This Memorandum of Terms is good for acceptance for 7 business days after the Issuance Date located on the title page of this document. If at that time, there are not enough committed funds to purchase all the Units being offered, this Memorandum of Terms will become invalid. Upon full commitment of capital, these terms will be implemented into the offering documents (The Unit Subscription Agreement ("USA") and the corresponding Account Management Agreement ("AMA")).

This Securities Offer is made by:

Mr. Robert Malasek
CFO
Liberty Coal Energy

/s/ Robert Malasek Signed this day of August 17, 2012

A corporate resolution and any authorization documents necessary for full authorization for signing will be included with this offer.

EXHIBIT A

INVESTOR SIGNATURES

By signature below, the given Investor signifies their intent to subscribe that number of Units for such amount as is detailed in the name block. Nothing in this document or in the location of signatures signifies any pooling of interest or common share sales agreement among the Investors. Each Investor represents that they are purchasing for their own account and not for the account of others and not with a view to sell or distribute such securities although such Investor will still retain any rights to sell as provided by applicable securities regulation. Further, each Investor(s) certify and herby represent that they are an "Accredited Investor" as defined in the US Securities Act of 1933 under Regulation D, Rule 501 (a copy of which is included in Exhibit G.).

(Insert Name Block for each Investor on a separate Page with the Disclaimer and Notice)

EXHIBIT B
CAPITAL STRUCTURE

COMMON SHARES                                     NUMBER OF SHARES     PAR/FACE VALUE    EXERCISE PRICE
-------------                                     ----------------     --------------    --------------
Authorized
  SERIES A                                        1,500,000,000.00         $0.001
  SERIES B                                                    None
  SERIES C                                                    None
  SERIES D                                                    None
  SERIES E                                                    None
                                                                --         $   --            $   --
                                                  ----------------         ------            ------
     TOTAL COMMON AUTHORIZED                      1,500,000,000.00

OUTSTANDING
  SERIES A                                           60,566,667.00         $0.001
  SERIES B                                                    None
  SERIES C                                                    None
  SERIES D                                                    None
  SERIES E                                                    None
                                                                --         $   --            $   --
                                                  ----------------         ------            ------
     TOTAL COMMON ISSUED                             60,566,667.00

ISSUED OPTIONS ON COMMON SHARES
  SERIES A                                              566,667.00
  SERIES B
  SERIES C
  SERIES D
  SERIES E
                                                                --         $   --            $   --
                                                  ----------------         ------            ------
      TOTAL OPTIONS                                     566,667.00

ISSUED WARRANTS FOR COMMON SHARES
  SERIES A
  SERIES B
  SERIES C
  SERIES D
  SERIES E
                                                                --         $   --            $   --
                                                  ----------------         ------            ------
     TOTAL WARRANTS                                             --

Current Authorized                                1,500,000,000.00
Current Outstanding                                  60,566,667.00
Converted Preferred                                             --
Fully Diluted                                        61,133,334.00

EXHIBIT C

(INTENTIONALLY LEFT BLANK)

EXHIBIT D
SUPERVOTING PREFERRED ATTRIBUTES

--------------------------------------------------------------------------------
                           Preferred Shares Attributes
                                    Series C
--------------------------------------------------------------------------------

Issued By:                    LIBERTY COAL ENERGY
                              99 18TH STREET, SUITE 3000, DENVER CO
                              DENVER, COLORADO 80202

Par/Face Value:               $ --

Conversion Price:             $ --

Conversion Rate:              0

Conversion Rights:            No Conversion Rights

Dividend Payable:             "Dividend Percentage" per annum per share when, as
                              and if declared by the Board, and subject to the rights of senior securities.

Dividend Percentage:          TBD

Company CALL:                 The Company shall have a CALL option at the CALL
                              Value 60  months following issuance.

CALL Value:                   $1.00 per share

PUT Rights:                   There are no PUT rights.

Exemption for Issuance:       These shares will be issued pursuant to an
                              Employee Stock Ownership Plan ("ESOP").

Voting Rights:                Each outstanding share of this Series of Preferred
                              Stock shall be entitled to 547 votes.

Negative Covenants:           At any time when shares of this Series of
                              Preferred Stock are outstanding, without the written consent or affirmative vote of the holders of a majority of the outstanding shares of this Series of Preferred Stock together as a single class, the Corporation shall not, either directly or indirectly, affect the powers, preferences, or special rights, of this Series of Preferred Stock.

Liquidation Preference:       None

Anti-Dilution                 To be set by the Directors and approved by
                              shareholders.

Redemption:                   None

Redemption Value:             See CALL Value

EXHIBIT E
CORPORATE RESOLUTION FOR THIS OFFER

                                CONSENT TO ACTION

                          BY THE BOARD OF DIRECTORS OF

                            LIBERTY COAL ENERGY INC.
                                 (the "Company")

The undersigned, being the Board of Directors of the Company, a Nevada corporation, by unanimous consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, do hereby consent to the following actions of the Company, to be effective as of the June 13, 2012.

LIBERTY FINANCE PROPOSAL MEMORANDUM OF TERMS MOT530362-102 LBTG

RESOLVED THAT:

1.   EXECUTION IN CONTERPART

     It is RESOLVED that this resolution may be signed by the directors in as many counterparts as necessary, each of which so signed shall be deemed to be an original, (including each signed counterpart copy sent by electronic facsimile transmission, each of which shall be deemed to be an original) and such counterparts together shall constitute one and same instrument and notwithstanding the date of execution shall be deemed to bear the date as set forth below.

2. It is RESOLVED that the Board of Directors of Liberty Coal Energy approves the terms and execution of the above referenced memorandum.


/s/ Edwin G. Morrow                        /s/ Robert Malasek
--------------------------------           --------------------------------
EDWIN G. MORROW                            Robert Malasek
President and Director                     CFO and Director

EXHIBIT F
USE OF PROCEEDS

EXHIBIT G
US SECURITIES ACT OF 1933, REGULATION D, RULE 501

Rule 501 -- Definitions and Terms Used in Regulation D

As used in Regulation D, the following terms shall have the meaning indicated:

A. Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors

                                       27